Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Healthcare Realty Trust Incorporated
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-253604 and No. 333-253600) and Form S-8 (No. 333-257755) of Healthcare Realty Trust Incorporated of our reports dated March 1, 2023, relating to the consolidated financial statements and schedules, and the effectiveness of Healthcare Realty Trust Incorporated’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee
March 1, 2023